UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 14, 2023

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 M-63 North, Benton Harbor, Michigan	49022-2692
(Address of principal executive offices)	(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	WHR	Chicago Stock Exchange and New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On February 14, 2023, Whirlpool Corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with BNP Paribas Securities Corp., ING Financial Markets LLC, Mizuho Securities USA LLC, SMBC Nikko Securities America, Inc. and SG Americas Securities, LLC, as representatives of the several underwriters named therein, relating to the offering by the Company of $300 million aggregate principal amount of 5.500% Senior Notes due 2033 (the “Notes”), in a public offering pursuant to a registration statement on Form S-3 (File No. 333-255372), and a preliminary prospectus supplement and prospectus supplement related to the offering of the Notes, each as previously filed with the Securities and Exchange Commission (the “Commission”). On February 14, 2023, the Company filed a pricing term sheet with the Commission relating to the Notes. The closing of the sale of the Notes is expected to occur on February 22, 2023, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the sale of the Notes to repay, at maturity, all $250 million outstanding aggregate principal amount of the Company’s 3.700% Notes due March 1, 2023, and for general corporate purposes.

The Notes will be issued under an indenture (the “Indenture”), dated March 20, 2000, between the Company, as issuer, and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association, as successor to Citibank, N.A.), as trustee, as supplemented by a Certificate of Designated Officers establishing the terms of, and providing for the issuance of, the Notes.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the foregoing, which is filed with this report as Exhibit 1.1 and is incorporated herein by reference.

Cautionary Statements Regarding Forward-looking Statements

Certain statements in this Current Report on Form 8-K relating to the issuance of the Notes under the Indenture and the closing of the sale of the Notes pursuant to the Underwriting Agreement constitute “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current expectations regarding future events and speak only as of the date of this current report. There can be no guarantee that the transactions contemplated by the Underwriting Agreement will be consummated by the date noted in this current report or at all. Forward-looking statements involve significant risks and uncertainties, and should not be read as guarantees that either transaction will be consummated during the referenced time period or at all. Important factors that could cause actual results to differ materially from these expectations include, among other things, the ability to satisfy the necessary closing conditions. In addition to these risks, reference should also be made to the factors discussed under “Risk Factors” in Whirlpool Corporation’s periodic filings with the Securities and Exchange Commission. Although the forward-looking statements contained in this current report are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material. These forward-looking statements are made as of the date of this current report and, except as expressly required by applicable law, Whirlpool Corporation assumes no obligation to update or revise them to reflect new events or circumstances.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated February 14, 2023, among Whirlpool Corporation, BNP Paribas Securities Corp., ING Financial Markets LLC, Mizuho Securities USA LLC, SMBC Nikko Securities America, Inc. and SG Americas Securities, LLC.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

February 15, 2023	By:	/s/ James W. Peters
	Name:	James W. Peters
	Title:	Executive Vice President and Chief Financial Officer